Filed Pursuant to Rule 424(b)(3)

Registration No. 333-180185

The information in the preliminary prospectus supplement (as supplemented by this supplement) and the accompanying prospectus is subject to completion or amendment.  We may not sell the notes described in the preliminary prospectus supplement (as supplemented by this supplement) until we deliver a final prospectus supplement and the accompanying prospectus. The preliminary prospectus supplement (as supplemented by this supplement) and accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the notes in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

SUPPLEMENT, DATED April 8, 2014 (subject to completion)

to

Preliminary Prospectus Supplement, Dated April 3, 2014 (subject to completion)

to
Prospectus, Dated April 3, 2014

$850,000,000 Motorcycle Contract Backed Notes

Harley-Davidson Motorcycle Trust 2014-1

Issuing Entity

Harley-Davidson Customer Funding Corp.

Depositor

Harley-Davidson Credit Corp.

Seller, Servicer and Sponsor

This supplement should be read in conjunction with the Preliminary Prospectus Supplement, dated April 3, 2014, and the Prospectus, dated April 3, 2014.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if the preliminary prospectus supplement (as supplemented by this supplement) or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The preliminary prospectus supplement referenced above is hereby modified and supplemented as described in this supplement. The information in that preliminary prospectus supplement appearing in the sections and on the pages identified below is hereby updated as follows:

Front Cover Page:

•                              The total principal amount of the notes indicated on the top of the front cover page is modified to read: $850,000,000.

•                              The column titled “Principal Amount” on the front cover page is modified to read:

Class A-1 Notes		$126,000,000
Class A-2a Notes Class A-2b Notes	}	$423,000,000
Class A-3 Notes		$216,000,000
Class A-4 Notes		$85,000,000
Total		$850,000,000

•                              The following co-managers are hereby added directly below the list of “Joint Bookrunners” on the front cover page:

Co-Managers

BMO Capital Markets	Loop Capital Markets	Mitsubishi UFJ Securities	Mizuho Securities	PNC Capital Markets LLC

Prospectus Supplement Summary:

All references to a statistical pool of contracts in the prospectus supplement should be read to mean the pool of contracts and all references to statistical cutoff date in the prospectus supplement should be read to mean the cutoff date.  Accordingly:

•                              The information under “Prospectus Supplement Summary—Statistical Cutoff Date” on page S-2 is deleted.

•                              The table under “Prospectus Supplement Summary—Terms of the Notes” on page S-2 is modified to read:

Class	Aggregate Initial Principal Amount		Interest Rate
Class A-1		$126,000,000%
Class A-2a Class A-2b	}	$423,000,000	LIBOR +	% %
Class A-3		$216,000,000%
Class A-4		$85,000,000%

•                              The third paragraph under “Prospectus Supplement Summary—The Contracts” on page S-5 is deleted.

•                              The table titled “COMPOSITION OF THE STATISTICAL POOL OF CONTRACTS (AS OF THE STATISTICAL CUTOFF DATE)” on page S-6 is modified to read:

COMPOSITION OF THE POOL OF CONTRACTS

(AS OF THE CUTOFF DATE)

Pool Balance	$924,918,390.47
Number of Contracts	62,723
Average Principal Balance	$14,746.08
Weighted Average Contract Interest Rate	10.789%
(Range)	1.750% to 25.490%
Weighted Average Original Term (in months)	73
(Range)	24 to 84
Weighted Average Remaining Term (in months)	65
(Range)	4 to 84
Weighted Average FICO® Score(1)(2)	707
FICO® Score less than 640(1)(2)(3)	18.79%
FICO® Score not available(1)(3)	0.04%
No Down Payment(3)	10.46%
Down Payment less than 10%(3)(4)	4.62%
Used Motorcycle at Origination(3)	33.52%

(1)           As of origination.

(2)           Excludes contracts for which no FICO® score was available.

(3)           As a percentage of the initial pool balance.

(4)           Excludes certain contracts with down payments less than 10%, but within $100 of 10%, of the sales price of the motorcycle and related parts and accessories.  Excludes contracts with no down payment.

•                              The table titled “GEOGRAPHIC CONCENTRATION OF THE STATISTICAL POOL OF CONTRACTS (AS OF THE STATISTICAL CUTOFF DATE)” on page S-7 is modified to read:

GEOGRAPHIC CONCENTRATION

OF THE POOL OF CONTRACTS

(AS OF THE CUTOFF DATE)

State(1)	Principal Balance Concentration

Texas	12.26%
California	8.44%
Florida	8.21%

(1)  As of the cutoff date, no other state or geographic area represented more than 5.00% of the initial pool balance.

Risk Factors:

•                              The second and third paragraphs of the risk factor beginning on page S-18 and titled “Adverse events in states with substantial concentrations of obligors may cause increased defaults and delinquencies” is modified to read:

“The following are the approximate percentages of the initial pool balance whose obligors are located in the following states:

•                  12.26% in Texas;

•                  8.44% in California; and

•                  8.21% in Florida.

The remaining states or geographic areas accounted for approximately 71.09% of the initial pool balance, and none of these remaining states or geographic areas accounted for more than 5.00% of the initial pool balance.  For a discussion of the breakdown of the pool of contracts by geographic distribution as of the cutoff date, see “The Contracts” in this prospectus supplement.”

•                              The third sentence of the first paragraph of the risk factor beginning on page S-20 and titled “Various factors can adversely affect contract recoveries upon disposition of motorcycles” is modified to read:

“In addition, approximately 15.09% of the contracts included in the initial pool of contracts were originated with no down payment or a down payment of less than 10% of the sales price of a motorcycle and related parts and accessories (not including certain contracts with down payments less than 10%, but within $100 of 10%, of the sales price of the motorcycle and related parts and accessories) as described under “Prospectus Supplement Summary—The Contracts”.”

•                              The risk factor beginning on page S-23 and titled “This prospectus supplement provides information regarding only the statistical pool of contracts as of the statistical cutoff date, and the actual pool of contracts will have different characteristics” is deleted.

The Issuing Entity:

•                              The second paragraph and the first table under “The Issuing Entity—Capitalization” on page S-25 are modified to read:

“The following table illustrates the aggregate outstanding principal balance of the pool of contracts as of the cutoff date and the initial balance of the reserve fund as of the closing date:

Contracts	$924,918,390.47
Reserve Fund	$9,249,183.90
Total	$934,167,574.37	”

•                              The third paragraph and the second table under “The Issuing Entity—Capitalization” on page S-25 are modified to read:

“The following table illustrates the expected capitalization of the issuing entity as of the closing date:

Class A-1 notes		$126,000,000.00
Class A-2a notes Class A-2b notes	}	$423,000,000.00
Class A-3 notes		$216,000,000.00
Class A-4 notes		$85,000,000.00
Certificate		$74,918,390.47
Total		$924,918,390.47	”

•                              The first sentence of the fourth paragraph under “The Issuing Entity—Capitalization” on page S-25 is modified to read:

“The amount shown for the certificate is the initial level of overcollateralization.”

The Contracts:

•                              The section “The Contracts—Criteria for Selecting the Contracts” is modified to read:

The contracts were selected by the seller from the seller’s portfolio of contracts using several criteria, some of which are set forth below and in the accompanying prospectus under “Origination, Underwriting and Servicing”.  The contracts have been originated indirectly by the seller primarily through Eaglemark Savings Bank and, to a limited extent, through Harley-Davidson® motorcycle dealers, and subsequently acquired by the depositor from the seller in the ordinary course of the depositor’s business.  The selection criteria included the requirement that each contract:

•                  is a fixed rate, simple interest promissory note and security agreement or retail installment sale contract relating to the retail purchase of a motorcycle;

•                  was originated in the United States or U.S. territories and is payable in U.S. dollars;

•                  is secured by a new or used motorcycle manufactured by Harley-Davidson or certain other motorcycle manufacturers;

•                  has a contract interest rate of not less than 1.00%;

•                  was less than 30 days delinquent as of the cutoff date;

•                  will amortize the amount financed over an original term (which is the actual number of payment cycles over the life of the contract) no greater than 84 months (not including any deferral period preceding the initial payment); and

•                  had a principal balance of at least $500 as of the cutoff date.

No selection procedures believed to be adverse to the noteholders have been utilized in selecting the contracts from qualifying promissory notes and security agreements and retail installment sale contracts.  No expenses incurred in connection with the selection and acquisition of the contracts are payable from the proceeds of the issuance of the notes.

•                              The first paragraph of the section “The Contracts—Characteristics of the Contracts” on page S-28 is modified to read:

“The characteristics set forth in this section are based on the pool of contracts as of March 31, 2014 (the cutoff date) or the date of origination, as applicable.  The pool of contracts consists of contracts that met the criteria described above and below as of the cutoff date and those contracts are the contracts to be transferred to the issuing entity on the closing date.  As of March 31, 2014, the aggregate outstanding principal balance of the pool of contracts was $924,918,390.47.”

•                              The second paragraph of the section “The Contracts—Characteristics of the Contracts” on page S-28 is deleted.

•                              The third paragraph of the section “The Contracts—Characteristics of the Contracts” on page S-29 is modified to read:

“The pool of contracts has the following characteristics:

•                  the latest scheduled payment of any contract as of the cutoff date is due no later than March 10, 2021;

•                  all of the contracts have made at least one payment by the cutoff date or have a first scheduled payment date no later than April 10, 2014;

•                  as of the cutoff date, approximately 66.48% of the initial pool balance was attributable to loans to purchase motorcycles that were new, and approximately 33.52% of the initial pool balance was attributable to loans to purchase motorcycles that were used, at the time the related contract was originated;

•                  as of the cutoff date, approximately 99.71% of the initial pool balance was attributable to loans to purchase motorcycles manufactured by Harley-Davidson Motor Company, and approximately 0.29% of the initial pool balance was attributable to loans to purchase motorcycles not manufactured by Harley-Davidson Motor Company;

•                  the contracts in the pool of contracts have a contract interest rate of at least 1.750% per annum and not more than 25.490% per annum, and the weighted average contract interest rate of the pool of contracts as of the cutoff date was approximately 10.789% per annum (see Table 1 below);

•                  the contracts in the pool of contracts had remaining terms, as of the cutoff date, of at least 4 months but not more than 84 months and original terms (not including any initial deferral period) of at least 24 months but not more than 84 months (See Tables 2 and 3 below);

•                  the contracts in the pool of contracts had a weighted average remaining term to maturity as of the cutoff date of approximately 65 months, and a weighted average original term to maturity of approximately 73 months;

•                  as of the cutoff date, the average outstanding principal balance per contract in the pool of contracts was approximately $14,746.08, and the outstanding principal balances on the contracts in the pool of contracts ranged from $611.69 to $51,347.31 (see Table 4 below);

•                  the contracts in the pool of contracts arose from loans to obligors located in the United States, the U.S. territories and military bases.  Obligors located in the following states accounted for the following approximate amounts expressed as a percentage of the initial pool balance: 12.26% in Texas, 8.44% in California, and 8.21% in Florida (see Table 5 below).  No other state or geographic area represented more than 5.00% of the initial pool balance; and

•                  as of the cutoff date, the weighted average FICO® score as of the date of origination of obligors for which a FICO® score was obtained in respect of the pool of contracts was approximately 707, and the FICO® scores as of the date of origination of obligors for which a FICO® score was obtained in respect of the pool of contracts ranged from 510 to 850 (see Table 6 below).”

•                              The fifth paragraph of the section “The Contracts—Characteristics of the Contracts” on page S-30 is modified to read:

“Contracts originated under a no down payment financing program (which may include a no down payment offer in conjunction with another incentive financing program) constituted approximately 16.44% of the initial pool balance.  While such contracts were originated under a no down payment financing option, some obligors elected to make a down payment.  Contracts originated under a promotional rate program (which may include a promotional rate offer in conjunction with another incentive financing program) constituted approximately 27.30% of the initial pool balance.  No other incentive financing program represented more than 1.58% of the initial pool balance.”

•                              The last sentence of the sixth paragraph of the section “The Contracts—Characteristics of the Contracts” on page S-30 is deleted.

•                              Table 1 in the section “The Contracts—Characteristics of the Contracts” titled “DISTRIBUTION BY CONTRACT INTEREST RATE OF THE STATISTICAL POOL OF CONTRACTS (AS OF THE STATISTICAL CUTOFF DATE)” on page S-31 is modified to read:

TABLE 1

DISTRIBUTION BY CONTRACT INTEREST RATE OF THE POOL OF CONTRACTS

(AS OF THE CUTOFF DATE)

CONTRACT INTEREST RATE			NUMBER OF CONTRACTS	PERCENT OF NUMBER OF CONTRACTS (1)	TOTAL OUTSTANDING PRINCIPAL BALANCE	PERCENT OF POOL BALANCE (1)
1.750%	-	2.000%	78	0.12%	$1,291,072.54	0.14%
2.001%	-	3.000%	4,367	6.96	63,299,737.88	6.84
3.001%	-	4.000%	2,490	3.97	34,800,475.89	3.76
4.001%	-	5.000%	4,506	7.18	61,844,489.08	6.69
5.001%	-	6.000%	3,755	5.99	50,513,244.75	5.46
6.001%	-	7.000%	4,727	7.54	74,775,584.30	8.08
7.001%	-	8.000%	4,599	7.33	71,716,018.87	7.75
8.001%	-	9.000%	4,924	7.85	81,508,191.80	8.81
9.001%	-	10.000%	5,511	8.79	93,540,376.27	10.11
10.001%	-	11.000%	3,727	5.94	58,747,319.42	6.35
11.001%	-	12.000%	3,553	5.66	58,372,086.90	6.31
12.001%	-	13.000%	1,171	1.87	17,040,640.00	1.84
13.001%	-	14.000%	1,606	2.56	24,222,642.49	2.62
14.001%	-	15.000%	2,635	4.20	39,810,571.53	4.30
15.001%	-	16.000%	1,268	2.02	15,163,487.93	1.64
16.001%	-	17.000%	532	0.85	6,674,679.24	0.72
17.001%	-	18.000%	1,039	1.66	14,432,886.79	1.56
18.001%	-	19.000%	1,155	1.84	14,606,465.79	1.58
19.001%	-	20.000%	2,164	3.45	29,789,874.56	3.22
20.001%	-	21.000%	2,668	4.25	35,127,764.12	3.80
21.001%	-	22.000%	901	1.44	12,537,076.39	1.36
22.001%	-	23.000%	4,833	7.71	59,010,008.65	6.38
23.001%	-	24.000%	510	0.81	6,058,830.24	0.66
24.001%	-	25.000%	2	0.00	17,743.19	0.00
25.001%	-	25.490%	2	0.00	17,121.85	0.00

TOTALS:			62,723	100.00%	$924,918,390.47	100.00%

(1)         Percentages may not add to 100.00% because of rounding.

•                              Table 2 in the section “The Contracts—Characteristics of the Contracts” titled “DISTRIBUTION BY REMAINING TERM TO MATURITY OF THE STATISTICAL POOL OF CONTRACTS (AS OF THE STATISTICAL CUTOFF DATE)” on page S-32 is modified to read:

TABLE 2

DISTRIBUTION BY REMAINING TERM TO MATURITY

OF THE POOL OF CONTRACTS

(AS OF THE CUTOFF DATE)

REMAINING TERM (MONTHS)	NUMBER OF CONTRACTS	PERCENT OF NUMBER OF CONTRACTS (1)	TOTAL OUTSTANDING PRINCIPAL BALANCE	PERCENT OF POOL BALANCE (1)
4 – 12	47	0.07%	$150,438.39	0.02%
13 – 24	367	0.59	1,906,351.19	0.21
25 – 36	1,130	1.80	8,921,698.66	0.96
37 – 48	3,982	6.35	42,700,147.87	4.62
49 – 60	19,991	31.87	262,930,193.24	28.43
61 – 72	20,832	33.21	277,196,809.33	29.97
73 – 84	16,374	26.11	331,112,751.79	35.80

TOTALS:	62,723	100.00%	$924,918,390.47	100.00%

(1)   Percentages may not add to 100.00% because of rounding.

•                              Table 3 in the section “The Contracts—Characteristics of the Contracts” titled “DISTRIBUTION BY ORIGINAL TERM TO MATURITY(1) OF THE STATISTICAL POOL OF CONTRACTS (AS OF THE STATISTICAL CUTOFF DATE)” on page S-32 is modified to read:

TABLE 3

DISTRIBUTION BY ORIGINAL TERM TO MATURITY(1)

OF THE POOL OF CONTRACTS

(AS OF THE CUTOFF DATE)

ORIGINAL TERM (MONTHS)	NUMBER OF CONTRACTS	PERCENT OF NUMBER OF CONTRACTS (2)	TOTAL OUTSTANDING PRINCIPAL BALANCE	PERCENT OF POOL BALANCE (2)
24	267	0.43%	$1,209,414.72	0.13%
25 – 36	837	1.33	5,944,851.17	0.64
37 – 48	1,643	2.62	16,013,883.59	1.73
49 – 60	19,733	31.46	259,436,720.51	28.05
61 – 72	20,960	33.42	258,299,434.60	27.93
73 – 84	19,283	30.74	384,014,085.88	41.52

TOTALS:	62,723	100.00%	$924,918,390.47	100.00%

(1)           Excluding any initial deferral period (such deferral period generally not exceeding 120 days, but in some cases ranging up to 210 days).

(2)           Percentages may not add to 100.00% because of rounding.

•                              Table 4 in the section “The Contracts—Characteristics of the Contracts” titled “DISTRIBUTION BY OUTSTANDING PRINCIPAL BALANCE OF THE STATISTICAL POOL OF CONTRACTS (AS OF THE STATISTICAL CUTOFF DATE)” on page S-33 is modified to read:

TABLE 4

DISTRIBUTION BY OUTSTANDING PRINCIPAL BALANCE OF THE POOL OF CONTRACTS

(AS OF THE CUTOFF DATE)

OUTSTANDING PRINCIPAL BALANCE			NUMBER OF CONTRACTS	PERCENT OF NUMBER OF CONTRACTS (1)	TOTAL OUTSTANDING PRINCIPAL BALANCE	PERCENT OF POOL BALANCE (1)
$ 611.69	-	$5,000.00	2,278	3.63%	$8,659,152.95	0.94%
$ 5,000.01	-	$10,000.00	14,103	22.48	111,825,036.25	12.09
$10,000.01	-	$15,000.00	19,010	30.31	236,969,651.52	25.62
$15,000.01	-	$20,000.00	14,476	23.08	250,904,200.20	27.13
$20,000.01	-	$25,000.00	8,298	13.23	184,009,368.36	19.89
$25,000.01	-	$30,000.00	3,136	5.00	84,700,296.52	9.16
$30,000.01	-	$35,000.00	1,042	1.66	33,465,397.26	3.62
$35,000.01	-	$40,000.00	321	0.51	11,872,769.90	1.28
$40,000.01	-	$45,000.00	50	0.08	2,078,360.04	0.22
$45,000.01	-	$50,000.00	8	0.01	382,810.16	0.04
$50,000.01	-	$51,347.31	1	0.00	51,347.31	0.01

TOTALS:			62,723	100.00%	$924,918,390.47	100.00%

(1)                                 Percentages may not add to 100.00% because of rounding.

•                              Table 5 in the section “The Contracts—Characteristics of the Contracts” titled “GEOGRAPHIC DISTRIBUTION OF THE STATISTICAL POOL OF CONTRACTS (AS OF THE STATISTICAL CUTOFF DATE)” on pages S-33 and S-34  is modified to read:

TABLE 5

GEOGRAPHIC DISTRIBUTION OF THE POOL OF CONTRACTS

(AS OF THE CUTOFF DATE)

GEOGRAPHIC LOCATION(1)	NUMBER OF CONTRACTS	PERCENT OF NUMBER OF CONTRACTS (2)	TOTAL OUTSTANDING PRINCIPAL BALANCE	PERCENT OF POOL BALANCE (2)
ALABAMA	907	1.45%	$14,486,594.73	1.57%
ALASKA	55	0.09	807,795.19	0.09
ARIZONA	1,635	2.61	26,329,430.58	2.85
ARKANSAS	641	1.02	9,674,030.66	1.05
CALIFORNIA	5,324	8.49	78,073,115.24	8.44
COLORADO	1,361	2.17	21,270,934.35	2.30
CONNECTICUT	704	1.12	9,743,477.97	1.05
DELAWARE	242	0.39	3,221,080.71	0.35
DISTRICT OF COLUMBIA	15	0.02	209,991.59	0.02
FLORIDA	4,857	7.74	75,914,453.15	8.21
GEORGIA	1,864	2.97	28,651,172.53	3.10
HAWAII	329	0.52	5,420,227.41	0.59
IDAHO	356	0.57	5,303,983.91	0.57
ILLINOIS	2,322	3.70	31,932,370.64	3.45
INDIANA	1,596	2.54	22,330,432.23	2.41
IOWA	816	1.30	11,085,019.85	1.20
KANSAS	600	0.96	8,763,504.28	0.95
KENTUCKY	851	1.36	11,718,885.74	1.27
LOUISIANA	1,325	2.11	23,071,735.98	2.49
MAINE	312	0.50	4,512,953.45	0.49
MARYLAND	991	1.58	14,007,900.36	1.51
MASSACHUSETTS	995	1.59	13,539,186.16	1.46
MICHIGAN	1,358	2.17	19,196,207.99	2.08
MINNESOTA	755	1.20	10,848,405.61	1.17
MISSISSIPPI	559	0.89	8,931,673.06	0.97
MISSOURI	1,274	2.03	17,063,186.79	1.84
MONTANA	303	0.48	4,398,000.79	0.48
NEBRASKA	573	0.91	7,617,117.25	0.82
NEVADA	688	1.10	10,739,453.60	1.16
NEW HAMPSHIRE	606	0.97	8,362,951.16	0.90
NEW JERSEY	1,394	2.22	18,348,495.56	1.98
NEW MEXICO	802	1.28	12,848,927.89	1.39
NEW YORK	1,687	2.69	21,221,170.93	2.29
NORTH CAROLINA	2,192	3.49	32,588,831.65	3.52
NORTH DAKOTA	265	0.42	3,799,923.80	0.41
OHIO	2,965	4.73	41,041,561.24	4.44
OKLAHOMA	1,065	1.70	17,100,407.05	1.85
OREGON	602	0.96	7,897,407.71	0.85
PENNSYLVANIA	2,885	4.60	36,740,354.09	3.97
RHODE ISLAND	162	0.26	2,072,342.08	0.22

TABLE 5

GEOGRAPHIC DISTRIBUTION OF THE POOL OF CONTRACTS

(AS OF THE CUTOFF DATE)

GEOGRAPHIC LOCATION(1)	NUMBER OF CONTRACTS	PERCENT OF NUMBER OF CONTRACTS (2)	TOTAL OUTSTANDING PRINCIPAL BALANCE	PERCENT OF POOL BALANCE (2)
SOUTH CAROLINA	895	1.43%	$13,564,775.36	1.47%
SOUTH DAKOTA	186	0.30	2,469,139.66	0.27
TENNESSEE	1,543	2.46	23,133,483.37	2.50
TEXAS	6,986	11.14	113,420,908.55	12.26
UTAH	332	0.53	4,981,871.34	0.54
VERMONT	183	0.29	2,589,507.94	0.28
VIRGINIA	1,407	2.24	20,841,789.61	2.25
WASHINGTON	1,253	2.00	19,294,027.07	2.09
WEST VIRGINIA	507	0.81	7,213,642.70	0.78
WISCONSIN	794	1.27	10,145,396.52	1.10
WYOMING	281	0.45	4,515,217.98	0.49
OTHER (3)	123	0.20	1,863,935.41	0.20

TOTALS:	62,723	100.00%	$924,918,390.47	100.00%

(1)           Based on billing addresses of obligors as of the cutoff date.

(2)           Percentages may not add to 100.00% because of rounding.

(3)           Includes U.S. territories and military bases.

•                              Table 6 in the section “The Contracts—Characteristics of the Contracts” titled “DISTRIBUTION (AS OF THE STATISTICAL CUTOFF DATE) BY FICO® SCORE (AS OF ORIGINATION) OF THE STATISTICAL POOL OF CONTRACTS” on page S-35 is modified to read:

TABLE 6

DISTRIBUTION (AS OF THE CUTOFF DATE) BY FICO® SCORE

(AS OF ORIGINATION) OF THE POOL OF CONTRACTS

FICO® SCORE	NUMBER OF CONTRACTS	PERCENT OF NUMBER OF CONTRACTS (1)	TOTAL OUTSTANDING PRINCIPAL BALANCE	PERCENT OF POOL BALANCE (1)
Unknown	43	0.07%	$348,611.26	0.04%
510 – 539	723	1.15	8,073,363.20	0.87
540 – 589	3,870	6.17	47,833,037.51	5.17
590 – 639	8,740	13.93	117,864,042.88	12.74
640 – 689	13,597	21.68	205,402,998.95	22.21
690 – 739	13,420	21.40	207,768,363.33	22.46
740 – 789	12,760	20.34	195,567,282.82	21.14
790 – 839	8,612	13.73	127,836,914.07	13.82
840 – 850	958	1.53	14,223,776.45	1.54

TOTALS:	62,723	100.00%	$924,918,390.47	100.00%

(1)           Percentages may not add to 100.00% because of rounding.

Delinquency and Loan Loss Information:

•                              The two tables under “Delinquency and Loan Loss Information” on page S-36 are modified to read:

Delinquency Experience(1)

(Dollars in Thousands(2))

	At March 31,
	2014		2013
	Number of Contracts	Outstanding Principal Balance	Number of Contracts	Outstanding Principal Balance
Portfolio	440,550	$4,828,914	438,503	$4,535,339
Period of Delinquency(3)
30-59 Days	7,703	$76,487	8,691	$80,314
60-89 Days	2,407	23,697	2,505	23,319
90 Days or more	2,608	28,629	2,751	29,002
Total Delinquencies	12,718	$128,813	13,947	$132,635

Total Delinquencies as a Percent of Total Portfolio	2.89%	2.67%	3.18%	2.92%

	At December 31,
	2013		2012		2011		2010		2009
	Number of Contracts	Outstanding Principal Balance	Number of Contracts	Outstanding Principal Balance	Number of Contracts	Outstanding Principal Balance	Number of Contracts	Outstanding Principal Balance	Number of Contracts	Outstanding Principal Balance
Portfolio	444,749	$4,827,394	446,882	$4,611,972	459,164	$4,600,023	477,098	$4,823,623	505,542	$5,387,143
Period of Delinquency(3)
30-59 Days	11,022	$107,308	11,770	$109,470	10,944	$102,970	14,384	$143,461	18,060	$200,418
60-89 Days	3,770	37,260	4,072	37,810	3,849	36,980	4,983	51,768	6,505	75,000
90 Days or more	3,273	35,329	3,643	36,174	3,739	38,459	4,661	53,123	6,526	81,658
Total Delinquencies	18,065	$179,898	19,485	$183,454	18,532	$178,409	24,028	$248,351	31,091	$357,076
Total Delinquencies as a Percent of Total Portfolio	4.06%	3.73%	4.36%	3.98%	4.04%	3.88%	5.04%	5.15%	6.15%	6.63%

(1)             Includes delinquent contracts already in repossession.

(2)             Rounded to the nearest thousand.

(3)             The period of delinquency is based on the number of days payment is contractually past due (assuming 30-day months). Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the next month.

Loan Loss Experience
(Dollars in Thousands(1))

	Three Months Ended March 31,
	2014	2013
Outstanding Balance of All Contracts Serviced(2)	$4,775,811	$4,532,184
Contract Liquidations (3)	3.68%	3.62%
Net Losses:
Dollars(4)	$15,738	$12,164
Percentage(5)	1.34%	1.09%

	Year Ended December 31,
	2013	2012	2011	2010	2009
Outstanding Balance of All Contracts Serviced(2)	$4,728,399	$4,644,269	$4,720,058	$5,078,540	$5,602,094
Contract Liquidations(3)	3.13%	3.03%	3.90%	4.94%	5.30%
Net Losses:
Dollars(4)	$51,847	$35,463	$55,271	$105,565	$159,583
Percentage(5)	1.10%	0.76%	1.17%	2.08%	2.85%

(1)           Rounded to the nearest thousand.

(2)           Amount represents the average outstanding principal balance of all contracts serviced during the relevant period, calculated by dividing (i) the sum of the average principal balance of contracts outstanding for each calendar month in the period by (ii) the number of months in the period.

(3)           As a percentage of the monthly average number of contracts being serviced, divided by the number of months in the period, calculated on an annualized basis.

(4)           Net losses equal charge-offs net of recoveries.  Repossessed collateral is carried at the seller’s estimate of fair market value.

(5)           As a percentage of the outstanding balance of all contracts serviced, calculated on an annualized basis.

Contract Review Information:

•          The following language is inserted after the last sentence of the third paragraph under “Contract Review Information” on page S-37 as part of the third paragraph:

“The cutoff date aggregate data file contained 62,723 records and included 124 of the sampled contract files.  The decrease in sample size was due to a contract that was eligible at the time of the review but was prepaid in full as of the cutoff date.”

•                              The fourth sentence in the sixth paragraph under “Contract Review Information” on page S-38 is modified to read:

“47,450 contracts, having an aggregate principal balance of $690,263,315.52 (approximately 74.63% of the initial pool balance) were approved by the automated decisioning process and 15,273 contracts, having an aggregate principal balance of $234,655,074.95 (approximately 25.37% of the initial pool balance) were reviewed by a credit analyst with appropriate authority in accordance with the underwriting guidelines approved by the seller.”

Weighted Average Lives of the Notes:

•                              The first table under “Weighted Average Lives of the Notes” on page S-40 is modified to read:

Pool	Outstanding Principal Balance	Contract Rate	Original Term to Maturity (In Months)	Remaining Term to Maturity (In Months)
1	$150,438.39	6.003%	24	11
2	$1,906,351.19	7.044%	29	20
3	$8,921,698.66	6.477%	41	31
4	$42,700,147.87	7.129%	57	45
5	$262,930,193.24	7.237%	62	54
6	$277,196,809.33	13.351%	74	66
7	$331,112,751.79	12.077%	84	77
	$924,918,390.47

•        The second table under “Weighted Average Lives of the Notes” on page S-41 is modified to read:

	Class A-1 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2014	87.44%	83.34%	78.88%	76.01%	74.00%	69.75%
6/15/2014	74.90%	66.81%	57.99%	52.31%	48.35%	39.95%
7/15/2014	62.38%	50.39%	37.34%	28.92%	23.05%	10.62%
8/15/2014	49.88%	34.10%	16.91%	5.84%	0.00%	0.00%
9/15/2014	37.40%	17.93%	0.00%	0.00%	0.00%	0.00%
10/15/2014	24.94%	1.89%	0.00%	0.00%	0.00%	0.00%
11/15/2014	12.50%	0.00%	0.00%	0.00%	0.00%	0.00%
12/15/2014	0.09%	0.00%	0.00%	0.00%	0.00%	0.00%
1/15/2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	0.37	0.29	0.24	0.22	0.20	0.18

(1)           The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

•          The third table under “Weighted Average Lives of the Notes” on page S-42 is modified to read:

	Class A-2a Notes and Class A-2b Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2014	100.00%	100.00%	100.00%	100.00%	99.44%	94.56%
9/15/2014	100.00%	100.00%	99.03%	94.96%	92.12%	86.11%
10/15/2014	100.00%	100.00%	93.09%	88.27%	84.91%	77.79%
11/15/2014	100.00%	95.82%	87.22%	81.68%	77.81%	69.62%
12/15/2014	100.00%	91.12%	81.43%	75.18%	70.82%	61.59%
1/15/2015	96.33%	86.46%	75.71%	68.78%	63.95%	54.18%
2/15/2015	92.65%	81.84%	70.07%	62.49%	57.23%	47.39%
3/15/2015	88.97%	77.26%	64.50%	56.43%	51.40%	40.73%
4/15/2015	85.30%	72.72%	59.02%	51.08%	45.67%	34.21%
5/15/2015	81.64%	68.22%	54.08%	45.81%	40.04%	27.83%
6/15/2015	77.99%	63.77%	49.40%	40.64%	34.53%	21.58%
7/15/2015	74.35%	59.36%	44.79%	35.56%	29.12%	15.48%
8/15/2015	70.71%	55.30%	40.26%	30.57%	23.82%	9.52%
9/15/2015	67.08%	51.50%	35.79%	25.68%	18.63%	3.71%
10/15/2015	63.46%	47.73%	31.40%	20.89%	13.56%	0.00%
11/15/2015	59.84%	44.01%	27.09%	16.20%	8.60%	0.00%
12/15/2015	56.39%	40.33%	22.85%	11.60%	3.75%	0.00%
1/15/2016	53.25%	36.71%	18.70%	7.12%	0.00%	0.00%
2/15/2016	50.12%	33.13%	14.64%	2.74%	0.00%	0.00%
3/15/2016	46.99%	29.59%	10.64%	0.00%	0.00%	0.00%
4/15/2016	43.88%	26.09%	6.73%	0.00%	0.00%	0.00%
5/15/2016	40.77%	22.63%	2.90%	0.00%	0.00%	0.00%
6/15/2016	37.67%	19.22%	0.00%	0.00%	0.00%	0.00%
7/15/2016	34.57%	15.85%	0.00%	0.00%	0.00%	0.00%
8/15/2016	31.49%	12.53%	0.00%	0.00%	0.00%	0.00%
9/15/2016	28.42%	9.25%	0.00%	0.00%	0.00%	0.00%
10/15/2016	25.35%	6.02%	0.00%	0.00%	0.00%	0.00%
11/15/2016	22.30%	2.84%	0.00%	0.00%	0.00%	0.00%
12/15/2016	19.30%	0.00%	0.00%	0.00%	0.00%	0.00%
1/15/2017	16.32%	0.00%	0.00%	0.00%	0.00%	0.00%
2/15/2017	13.35%	0.00%	0.00%	0.00%	0.00%	0.00%
3/15/2017	10.39%	0.00%	0.00%	0.00%	0.00%	0.00%
4/15/2017	7.43%	0.00%	0.00%	0.00%	0.00%	0.00%
5/15/2017	4.49%	0.00%	0.00%	0.00%	0.00%	0.00%
6/15/2017	1.56%	0.00%	0.00%	0.00%	0.00%	0.00%
7/15/2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	1.92	1.54	1.24	1.09	1.01	0.87

(1)           The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

•          The fourth table under “Weighted Average Lives of the Notes” on pages S-43 and S-44 is modified to read:

	Class A-3 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	96.15%
11/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	85.34%
12/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	74.82%
1/15/2016	100.00%	100.00%	100.00%	100.00%	98.11%	63.94%
2/15/2016	100.00%	100.00%	100.00%	100.00%	89.10%	52.67%
3/15/2016	100.00%	100.00%	100.00%	96.98%	80.33%	41.74%
4/15/2016	100.00%	100.00%	100.00%	88.80%	71.79%	31.16%
5/15/2016	100.00%	100.00%	100.00%	80.83%	62.66%	20.94%
6/15/2016	100.00%	100.00%	98.35%	73.07%	53.50%	11.08%
7/15/2016	100.00%	100.00%	91.17%	64.97%	44.62%	1.57%
8/15/2016	100.00%	100.00%	84.16%	56.62%	36.02%	0.00%
9/15/2016	100.00%	100.00%	77.31%	48.53%	27.70%	0.00%
10/15/2016	100.00%	100.00%	70.64%	40.68%	19.68%	0.00%
11/15/2016	100.00%	100.00%	63.39%	33.08%	11.96%	0.00%
12/15/2016	100.00%	99.50%	56.25%	25.79%	4.56%	0.00%
1/15/2017	100.00%	93.53%	49.31%	18.75%	0.00%	0.00%
2/15/2017	100.00%	87.65%	42.56%	11.97%	0.00%	0.00%
3/15/2017	100.00%	81.87%	36.02%	5.45%	0.00%	0.00%
4/15/2017	100.00%	76.19%	29.68%	0.00%	0.00%	0.00%
5/15/2017	100.00%	70.60%	23.54%	0.00%	0.00%	0.00%
6/15/2017	100.00%	64.50%	17.62%	0.00%	0.00%	0.00%
7/15/2017	97.33%	58.37%	11.90%	0.00%	0.00%	0.00%
8/15/2017	91.64%	52.36%	6.41%	0.00%	0.00%	0.00%
9/15/2017	85.96%	46.46%	1.12%	0.00%	0.00%	0.00%
10/15/2017	80.30%	40.68%	0.00%	0.00%	0.00%	0.00%
11/15/2017	74.67%	35.02%	0.00%	0.00%	0.00%	0.00%
12/15/2017	69.00%	29.48%	0.00%	0.00%	0.00%	0.00%
1/15/2018	62.64%	24.07%	0.00%	0.00%	0.00%	0.00%
2/15/2018	56.69%	19.02%	0.00%	0.00%	0.00%	0.00%
3/15/2018	50.77%	14.08%	0.00%	0.00%	0.00%	0.00%

	Class A-3 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%
4/15/2018	44.87%	9.27%	0.00%	0.00%	0.00%	0.00%
5/15/2018	39.00%	4.58%	0.00%	0.00%	0.00%	0.00%
6/15/2018	33.16%	0.01%	0.00%	0.00%	0.00%	0.00%
7/15/2018	27.34%	0.00%	0.00%	0.00%	0.00%	0.00%
8/15/2018	21.55%	0.00%	0.00%	0.00%	0.00%	0.00%
9/15/2018	15.78%	0.00%	0.00%	0.00%	0.00%	0.00%
10/15/2018	10.05%	0.00%	0.00%	0.00%	0.00%	0.00%
11/15/2018	6.23%	0.00%	0.00%	0.00%	0.00%	0.00%
12/15/2018	2.43%	0.00%	0.00%	0.00%	0.00%	0.00%
1/15/2019	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	3.97	3.42	2.80	2.45	2.25	1.90

(1)           The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

•          The fifth table under “Weighted Average Lives of the Notes” on pages S-45 and S-46 is modified to read:

	Class A-4 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
9/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
10/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
11/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
12/15/2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
1/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
2/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
3/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
4/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
5/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
6/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
7/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
8/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	80.78%
9/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	58.51%
10/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	37.41%
11/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	17.63%
12/15/2016	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
1/15/2017	100.00%	100.00%	100.00%	100.00%	93.53%	0.00%
2/15/2017	100.00%	100.00%	100.00%	100.00%	76.24%	0.00%
3/15/2017	100.00%	100.00%	100.00%	100.00%	59.71%	0.00%
4/15/2017	100.00%	100.00%	100.00%	97.96%	43.97%	0.00%
5/15/2017	100.00%	100.00%	100.00%	82.74%	29.02%	0.00%
6/15/2017	100.00%	100.00%	100.00%	68.22%	14.87%	0.00%
7/15/2017	100.00%	100.00%	100.00%	54.39%	1.73%	0.00%
8/15/2017	100.00%	100.00%	100.00%	41.27%	0.00%	0.00%
9/15/2017	100.00%	100.00%	100.00%	28.87%	0.00%	0.00%
10/15/2017	100.00%	100.00%	89.99%	17.20%	0.00%	0.00%
11/15/2017	100.00%	100.00%	77.70%	6.26%	0.00%	0.00%
12/15/2017	100.00%	100.00%	65.98%	0.00%	0.00%	0.00%
1/15/2018	100.00%	100.00%	54.85%	0.00%	0.00%	0.00%
2/15/2018	100.00%	100.00%	44.50%	0.00%	0.00%	0.00%
3/15/2018	100.00%	100.00%	34.71%	0.00%	0.00%	0.00%

	Class A-4 Notes
	Assumed ABS Percentage
Payment Dates	0.50%	1.00%	1.50%	1.80%	2.00%	2.40%
4/15/2018	100.00%	100.00%	25.48%	0.00%	0.00%	0.00%
5/15/2018	100.00%	100.00%	16.82%	0.00%	0.00%	0.00%
6/15/2018	100.00%	100.00%	8.73%	0.00%	0.00%	0.00%
7/15/2018	100.00%	88.72%	1.23%	0.00%	0.00%	0.00%
8/15/2018	100.00%	77.74%	0.00%	0.00%	0.00%	0.00%
9/15/2018	100.00%	67.08%	0.00%	0.00%	0.00%	0.00%
10/15/2018	100.00%	56.76%	0.00%	0.00%	0.00%	0.00%
11/15/2018	100.00%	49.47%	0.00%	0.00%	0.00%	0.00%
12/15/2018	100.00%	42.39%	0.00%	0.00%	0.00%	0.00%
1/15/2019	96.55%	35.53%	0.00%	0.00%	0.00%	0.00%
2/15/2019	86.95%	28.87%	0.00%	0.00%	0.00%	0.00%
3/15/2019	77.40%	22.44%	0.00%	0.00%	0.00%	0.00%
4/15/2019	67.88%	16.23%	0.00%	0.00%	0.00%	0.00%
5/15/2019	58.41%	10.25%	0.00%	0.00%	0.00%	0.00%
6/15/2019	48.97%	4.49%	0.00%	0.00%	0.00%	0.00%
7/15/2019	39.58%	0.00%	0.00%	0.00%	0.00%	0.00%
8/15/2019	30.23%	0.00%	0.00%	0.00%	0.00%	0.00%
9/15/2019	20.92%	0.00%	0.00%	0.00%	0.00%	0.00%
10/15/2019	11.66%	0.00%	0.00%	0.00%	0.00%	0.00%
11/15/2019	7.00%	0.00%	0.00%	0.00%	0.00%	0.00%
12/15/2019	2.37%	0.00%	0.00%	0.00%	0.00%	0.00%
1/15/2020	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(1)	5.20	4.66	3.85	3.33	3.01	2.49

(1)           The weighted average life of a note is determined by (i) multiplying the amount of each principal payment on such note by the number of years from the date of the issuance of such note to the payment date on which it is made, (ii) adding the results and (iii) dividing the sum by the initial principal amount of such note.

Certain Information Regarding the Notes:

•          The first sentence of the first paragraph under “Certain Information Regarding the Notes—Overcollateralization” on page S-52 is modified to read:

“The initial pool balance will exceed the aggregate principal amount of the notes on the closing date by $74,918,390.47, which is approximately 8.10% of the initial pool balance.”

Underwriting:

•          The first table under “Underwriting” on page S-58 is modified to read:

Underwriter	Class A-1		Class A-2		Class A-3		Class A-4
RBS Securities Inc.	$		$		$		$
Citigroup Global Markets Inc.	$		$		$		$
J.P. Morgan Securities LLC	$		$		$		$
BMO Capital Markets GKST Inc.	$		$		$		$
Loop Capital Markets LLC	$		$		$		$
Mitsubishi UFJ Securities (USA), Inc.	$		$		$		$
Mizuho Securities USA Inc.	$		$		$		$
PNC Capital Markets LLC
Total		$126,000,000		$423,000,000		$216,000,000		$85,000,000

Back Cover Page:

•          The total principal amount of the notes indicated on the top of the back cover page is modified to read: $850,000,000.

•          The following co-managers are hereby added directly below the list of “Joint Bookrunners” on the back cover page:

Co-Managers

BMO Capital Markets	Loop Capital Markets	Mitsubishi UFJ Securities	Mizuho Securities	PNC Capital Markets LLC